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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





           We consent to the incorporation by reference in this Registration Statement, relating to 8,800,000 shares of common stock of Franklin Financial Corporation, on Form S-8 of our report dated March 13, 1997, included in Franklin Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement and related Prospectus.




/S/ HEATHCOTT & MULLALY, P.C.




Brentwood, Tennessee
October 2, 1998